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                                                                   EXHIBIT 23(a)



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report on the consolidated financial statements of American Exploration Company and subsidiaries dated March 22, 1996, included in American Exploration Company's Form 10-K for the year ended December 31, 1995, and to all references to our Firm included in this registration statement.



                                          ARTHUR ANDERSEN LLP



Houston, Texas


October 31, 1996